EXHIBIT 23.9b
                    Consent of Sutherland, Asbill & Brennan

April 28, 1997

WM Life Insurance Company
1201 Third Avenue
Suite 600
Seattle, WA  98101

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post Effective Amendment No. 14 to Form N-4 for the WM Life Deferred Variable Annuity Account (File No. 33-11011). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very  truly yours,

SUTHERLAND, ASBILL & BRENNAN LLP

By:  /s/Fred R. Bellamy
     --------------------
     Frederick R. Bellamy